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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997, with respect to the financial statements of Arbor Health Care Company included in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-43544) and related Prospectus of Extendicare Health Services, Inc. for the registration of $200,000,000 of its 9.35% Senior Subordinated Notes due 2007.



                                                               ERNST & YOUNG LLP



Toledo, Ohio


February 12, 1998